                                                                  Exhibit (g)(2)

       FORM OF AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     This Amendment to the Custody and Investment Accounting Agreement is made as of _____________, 2001 by and between State Street Bank and Trust Company ("State Street"), PIMCO Funds: Pacific Investment Management Series and PIMCO
Funds: Multi-Manager Series (each sometimes referred to as a "Fund" and, collectively, the "Funds"), and Pacific Investment Management Company ("PIMCO"), acting as administrator or sub-administrator for each Fund. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract referred to below.

     WHEREAS, the Funds, PIMCO and State Street entered into a Custody and Investment Accounting Agreement dated as of January 1, 2000 (the "Contract"); and

     WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by a Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

     WHEREAS, the Funds, PIMCO and State Street desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Funds, PIMCO and State Street desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.   Section 3, Paragraph Q of the Contract is hereby deleted.

II. New Section 3, Paragraph Q of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Q. Provisions Relating to Rule 17f-5
     ---------------------------------

     3.Q.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:


"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the U.S. Securities and Exchange Commission (the "SEC")).

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7 (as such term may be interpreted or modified by appropriate action of the SEC).

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the SEC).

     3.Q.2. Delegation to State Street as Foreign Custody Manager. Each Fund, by
            -----------------------------------------------------
resolution adopted by its Board of Trustees (each a "Board"), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q. with respect to Foreign Assets of the Portfolios of such Fund held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.Q.3. Countries Covered. The Foreign Custody Manager shall be responsible
            -----------------
for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.Q.6 hereof.

Upon the receipt by the Foreign Custody Manager of Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of its Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the applicable Board on behalf of its Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by a Fund shall be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, of each Portfolio of the Fund in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by such Board on behalf of such Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to a Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to that Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

   3.Q.4. Scope of Delegated Responsibilities:
          -----------------------------------

         (a) Selection of Eligible Foreign Custodians. Subject to the provisions
             ----------------------------------------
of Section 3.Q., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation, the factors specified in Rule 17f-5(c)(l), as amended from time to time.

         (b) Contracts With Eligible Foreign Custodians. The Foreign Custody
             ------------------------------------------
Manager shall determine that each arrangement with an Eligible Foreign Custodian is governed by a written contract and that such contract will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

         (c) Monitoring. In each case in which the Foreign Custody Manager
             ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have established a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian under Rule 17f-5(c)(2). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the applicable Board in accordance with Section 3.Q.6 hereunder and State Street shall, upon Instruction, assist the Portfolios in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

   3.Q.5. Guidelines for the Exercise of Delegated Authority. For purposes of
          --------------------------------------------------
this Section 3.Q, the Board, or at its delegation the Fund's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

   3.Q.6. Reporting Requirements. The Foreign Custody Manager shall report the
          ----------------------
withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the applicable Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written quarterly reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.Q after the occurrence of the material change.

     3.Q.7. Standard of Care as Foreign Custody Manager of a Portfolio. In
            ----------------------------------------------------------
performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of a Portfolio's Foreign Assets would exercise.

     3.Q.8. Representations with Respect to Rule 17f-5. The Foreign Custody
            ------------------------------------------
Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5 and is otherwise eligible to serve as a Foreign Custody Manager under Rule 17f-5. Each Fund represents to State Street that its Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Contract to State Street as the Foreign Custody Manager of the Fund's Portfolios.

     3.Q.9. Effective Date and Termination of State Street as Foreign Custody
            -----------------------------------------------------------------
Manager. Each Board's delegation to State Street as Foreign Custody Manager of
-------
the Fund's applicable Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination of State Street as Foreign Custody Manager will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of
Section 3.Q.3 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

     3.Q.1O. Analysis and Monitoring Under Rule 17f-7. State Street shall (a)
             ----------------------------------------
provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, as amended from time to time, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(I)(i)(B) of Rule 17f-7, as amended from time to time.

     3.Q.11. Standard of Care Under Rule 17f-7. State Street agrees to exercise
             ---------------------------------
reasonable care, prudence and diligence in performing the requirements and duties set forth in Section 3.Q.l0.

     3.Q.12. Eligible Securities Depositories. State Street has made the
             --------------------------------
determination that each depository institution listed on Schedule B hereto is an "Eligible Securities Depository" as defined in section (b)(1) of Rule 17f-7. State Street shall promptly inform the Funds if it becomes aware that any of the factors set forth in section (b)(1) of Rule 17f-7 no long apply to a depository institution listed on Schedule B hereto, as such factors may be interpreted or modified by appropriate action of the SEC from time to time, i.e., such depository institution no longer: (i) acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or acts as a transnational system for the central handling of securities or equivalent book-entries, (ii) is regulated by a foreign financial regulatory authority as defined under Section 2(a)(50) of the Investment Company Act, (iii) holds assets for the custodian that participates in the system on behalf of a Fund under safekeeping conditions no less favorable than the conditions that apply to other participants, (iv) maintains records that identify the assets of each participant and segregates the system's own assets from the assets of participants, (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfer to or from any participant's account, or (vi) is subject to periodic examination by regulatory authorities or independent accountants.

III. New Section 3, Paragraph Y of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Y. Provisions Relating to Custody of Assets Held Outside the United States
     -----------------------------------------------------------------------

     3.Y.1. Definitions. Capitalized terms in this Section 3.Y. shall have the
            -----------
following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

     3.Y.2. Holding Securities. State Street shall identify on its books as
            ------------------
belonging to each Portfolio the foreign securities held of such Portfolio placed with and maintained by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to that Portfolio and (ii), to the extent permitted by law in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     3.Y.3. Foreign Securities Systems. Foreign securities shall be maintained
            --------------------------
in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

     3.Y.4. Transactions in Foreign Custody Account.
            ---------------------------------------

     3.Y.4.1. Delivery of Foreign Assets. State Street or a Foreign
              --------------------------
     Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence, bad faith or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)   in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

3.Y.4.2. Payment of Portfolio Monies. Upon receipt of Instructions, which may be
         ---------------------------
continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

(v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) for payment of part or all of the dividends received in respect of securities sold short;

(vii)  in connection with the borrowing or lending of foreign securities; and

(viii) for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

3.Y.4.3. Market Conditions. Notwithstanding any provision of this Contract to
         -----------------
the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State Street shall provide to each Board the information described on Schedule C hereto with respect to custody and settlement practices in countries in which State Street employs a

     Foreign Sub-Custodian or uses a Foreign Securities System at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     3.Y.5. Registration of Foreign Securities. A Portfolio's foreign securities
            ----------------------------------
maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of such Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing (provided, however, that such registration indicates such foreign securities as having been held for the benefit of customers and not, in any event, for the benefit of State Street or a Foreign Sub-Custodian or any nominee thereof), and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     3.Y.6. Bank Accounts. State Street shall identify on its books as belonging
            -------------
to a Portfolio cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     3.Y.7. Collection of Income. State Street shall use reasonable commercial
            --------------------
efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which any Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the applicable Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

     3.Y.8. Shareholder Rights. With respect to the foreign securities held
            ------------------
pursuant to this Agreement, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     3.Y.9. Communications Relating to Foreign Securities. State Street shall
            ---------------------------------------------
transmit promptly to each Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund's Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to each Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent State Street's negligence, misfeasance or misconduct, State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

     3.Y.1O. Liability of Foreign Sub-Custodians. Each agreement pursuant to
             -----------------------------------
which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street, and each Fund and Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Fund's Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     3.Y.11. Tax Law. State Street shall have no responsibility or liability for
             -------
any obligations now or hereafter imposed on the Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof unless and to the extent that such liability or obligation arises due to State Street's negligence, misfeasance or misconduct. It shall be the responsibility of each Fund to notify State Street of the obligations imposed on the Fund with respect to its Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     3.Y.12. Liability of Custodian. Except as may arise from State Street's own
             ----------------------
negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a Foreign Sub-Custodian, State Street shall be without liability to the Fund for any loss, liability, claim or expense to the extent that such loss, liability, claim or expense results directly from or is caused directly by Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If State Street is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3, Paragraph Q hereof, in the event of any conflict between the provisions of Section 3, Paragraph Q and Section 3, Paragraph Y hereof, the provisions of Section 3, Paragraph Q shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK and TRUST COMPANY

By:
   ------------------------------------
Name:
Title:

PACIFIC INVESTMENT MANAGEMENT COMPANY, a Limited liability company

By:
   ------------------------------------
Name:
Title:

PIMCO FUNDS: MULTI-MANAGER SERIES

By:
   ------------------------------------
Name:
Title:

PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT SERIES

By:
   ------------------------------------
Name:
Title:

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

Country                          Eligible Foreign Subcustodian

Argentina                        Citibank, N.A.

Australia                        Westpac Banking Corporation

Austria                          Erste Bank der Osterreichischen
                                 Sparkassen AG

Bahrain                          HSBC Bank Middle East
                                 (as delegate of The Hongkong and
                                 Shanghai Banking Corporation Limited)

Bangladesh                       Standard Chartered Bank

Belgium                          Fortis Bank nv-sa

Bermuda                          The Bank of Bermuda Limited

Bolivia                          Citibank, N. A.

Botswana                         Barclays Bank of Botswana Limited

Brazil                           Citibank, N.A.

Bulgaria                         ING Bank N.V.

Canada                           State Street Trust Company Canada

Chile                            BankBoston, N.A.

People's Republic                The Hongkong and Shanghai
of China                         Banking Corporation Limited,
                                 Shanghai and Shenzhen branches

Colombia                         Cititrust Colombia S.A. Sociedad Fiduciaria

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

Country                                Eligible Foreign Subcustodian

Costa Rica                             Banco BCT S.A.

Croatia                                Privredna Banka Zagreb d.d

Cyprus                                 The Cyprus Popular Bank Ltd.

Czech Republic                         Ceskoslovenska Obchodnf
                                       Banka, A.S.

Denmark                                Danske Bank A/S

Ecuador                                Citibank, N.A.

Egypt                                  Egyptian British Bank S.A.E.
                                       (as delegate of The Hongkong and
                                       Shanghai Banking Corporation Limited)

Estonia                                Hansabank

Finland                                Merita Bank Plc.

France                                 BNP Paribas, S.A.

Germany                                Dresdner Bank AG

Ghana                                  Barclays Bank of Ghana Limited

Greece                                 National Bank of Greece S.A.

Hong Kong                              Standard Chartered Bank

Hungary                                Citibank Rt.

Iceland                                Icebank Ltd.

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

Country                                  Eligible Foreign Subcustodian

India                                    Deutsche Bank AG

                                         The Hongkong and Shanghai
                                         Banking Corporation Limited

Indonesia                                Standard Chartered Bank

Ireland                                  Bank of Ireland

Israel                                   Bank Hapoalim B.M.

Italy                                    BNP Paribas, Italian Branch

Ivory Coast                              Societe Generale de Banques
                                         en Cote d' Ivoire

Jamaica                                  Scotiabank Jamaica Trust and Merchant
                                         Bank Ltd.

Japan                                    The Fuji Bank, Limited
                                         The Sumitomo Bank, Limited

Jordan                                   HSBC Bank Middle East
                                         (as delegate of The Hongkong and
                                         Shanghai Banking Corporation Limited)

Kazakhstan                               HSBC Bank Kazakhstan

Kenya                                    Barclays Bank of Kenya Limited

Republic of Korea                        The Hongkong and Shanghai Banking
                                         Corporation Limited

Latvia                                   A/s Hansabanka

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

Country                                 Eligible Foreign Subcustodian

Lebanon                                 HSBC Bank Middle East
                                        (as delegate of The Hongkong and
                                        Shanghai Banking Corporation Limited)

Lithuania                               Vilniaus Bankas AB

Malaysia                                Standard Chartered Bank Malaysia Berhad

Mauritius                               The Hongkong and Shanghai
                                        Banking Corporation Limited

Mexico                                  Citibank Mexico, S.A.

Morocco                                 Basque Commerciale du Maroc

Namibia                                 Standard Bank Namibia Limited

Netherlands                             Fortis Bank (Nederland) N.Y.

New Zealand                             ANZ Banking Group (New Zealand) Limited

Nigeria                                 Stanbic Merchant Bank Nigeria Limited

Norway                                  Christiania Bank og Kreditkasse ASA

Oman                                    HSBC Bank Middle East
                                        (as delegate of The Hongkong and
                                        Shanghai Banking Corporation Limited)

Pakistan                                Deutsche Bank AG

Palestine                               HSBC Bank Middle East
                                        (as delegate of The Hongkong and
                                        Shanghai Banking Corporation Limited)

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

Country                            Eligible Foreign Subcustodian

Panama                             BankBoston, N.A.

Peru                               Citibank, N.A.

Philippines                        Standard Chartered Bank

Poland                             Citibank (Poland) S.A.

Portugal                           Banco Comercial Portugues

Qatar                              HSBC Bank Middle East
                                   (as delegate of The Hongkong and
                                   Shanghai Banking Corporation Limited)

Romania                            ING Bank N.V.

Russia                             Credit Suisse First Boston AO - Moscow
                                   (as delegate of Credit Suisse
                                   First Boston - Zurich)

Singapore                          The Development Bank of Singapore Limited

Slovak Republic                    Ceskoslovenska ObchodnI Banka, A.S.

Slovenia                           Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                       Standard Bank of South Africa Limited

Spain                              Banco Santander Central Hispano S.A.

Sri Lanka                          The Hongkong and Shanghai
                                   Banking Corporation Limited

Swaziland                          Standard Bank Swaziland Limited

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

Country                                Eligible Foreign Subcustodian

Sweden                                 Skandinaviska Enskilda Banken

Switzerland                            UBS AG

Taiwan - R.O.C.                        Central Trust of China

Thailand                               Standard Chartered Bank

Trinidad & Tobago                      Republic Bank Limited

Tunisia                                Banque Intemationale Arabe de Tunisie

Turkey                                 Citibank, N.A.

Ukraine                                ING Bank Ukraine

United Kingdom                         State Street Bank and Trust Company,
                                       London Branch

Uruguay                                BankBoston, N.A.

Venezuela                              Citibank, N.A.

Vietnam                                The Hongkong and Shanghai
                                       Banking Corporation Limited

Zambia                                 Barclays Bank of Zambia Limited

Zimbabwe                               Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Eligible Securities Depositories

Argentina                   Caja de Yalores S.A.

Australia                   Austraclear Limited

                            Reserve Bank Information and
                            Transfer System

Austria                     Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                            Banque Nationale de Belgique

Brazil                      Companhia Brasileira de Liquidacao e Custodia

                            Sistema Especial de Liquidacao e de Custodia (SELIC)

                            Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                    Central Depository AD
                            Bulgarian National Bank

Canada                      Canadian Depository for Securities Limited

Chile                       Deposito Central de Yalores S.A.

People's Republic           Shanghai Securities Central Clearing &
of China                    Registration Corporation

                            Shenzhen Securities Central Clearing Co., Ltd.

Colombia                    Deposito Centralizado de Valores

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country               Eligible Securities Depositories

Costa Rica            Central de Valores S.A.

Croatia               Ministry of Finance

                      National Bank of Croatia

                      Sredisnja Depozitarna Agencija d.d.

Czech Republic        Stredisko cennych papiru
                      Czech National Bank

Denmark               Vaerdipapircentralen (Danish Securities Center)

Egypt                 Misr for Clearing, Settlement, and Depository

Estonia               Eesti Vaartpaberite Keskdepositoorium

Finland               Finnish Central Securities Depository

France Societe Interprofessionnelle pour Ia Compensation des Valeurs Mobilieres

Germany               Clearstream Banking AG, Frankfurt

Greece                Bank of Greece,
                      System for Monitoring Transactions in
                      Securities in Book-Entry Form

                      Apothetirion Titlon AE - Central Securities Depository

Hong Kong             Central Clearing and Settlement System
                      Central Moneymarkets Unit

Hungary               Kozponti Elszamolohaz es Ertektar
                      (Budapest) Rt. (KELER)

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                         Eligible Securities Depositories

India National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India

Indonesia                       Bank Indonesia
                                PT Kustodian Sentral Efek Indonesia

Israel                          Tel Aviv Stock Exchange Clearing
                                House Ltd. (TASE Clearinghouse)

Italy                           Monte Titoli S.p.A.

Ivory Coast                     Depositaire Central-- Banque de Reglement

Jamaica                         Jamaica Central Securities Depository

Japan                           Japan Securities Depository Center (JASDEC)
                                Bank of Japan Net System

Kazakhstan                      Central Depository of Securities

Kenya                           Central Bank of Kenya

Republic of Korea               Korea Securities Depository

Latvia                          Latvian Central Depository

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                             Eligible Securities Depositories

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                    Banque du Liban


Lithuania                           Central Securities Depository of Lithuania


Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and Safekeeping
                                    System

Mauritius                           Central Depository and Settlement Co. Ltd.
                                    Bank of Mauritius

Mexico                              S.D. INDEVAL
                                    (Instituto para el Deposito de Valores)

Morocco                             Maroclear

Netherlands                         Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                         New Zealand Central Securities
                                    Depository Limited

Nigeria                             Central Securities Clearing System Limited

Norway                              Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

Oman                                Muscat Depository & Securities
                                    Registration Company, SAOC

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                        Eligible Securities Depositories

Pakistan                       Central Depository Company of Pakistan Limited
                               State Bank of Pakistan

Palestine                      Clearing Depository and Settlement, a department
                               of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacidn de Valores S.A

Philippines                    Philippine Central Depository, Inc.

                               Registry of Scripless Securities
                               (ROSS) of the Bureau of Treasury

Poland                         National Depository of Securities
                               (Krajowy Depozyt Papierow Wartosciowych SA)

                               Central Treasury Bills Registrar

Portugal                       Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                        National Securities Clearing, Settlement and
                               Depository Company

                               Bucharest Stock Exchange Registry Division

                               National Bank of Romania

Singapore                      Central Depository (Pte) Limited

                               Monetary Authority of Singapore

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
         ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Eligible Securities Depositories

Slovak Republic             Stredisko cennych papierov

                            National Bank of Slovakia

Slovenia                    Klirinsko Depotna Druzba d.d.

South Africa                Central Depository Limited

                            Share Transactions Totally Electronic
                            (STRATE) Ltd.

Spain                       Servicio de Compensacion y
                            Liquidacion de Valores, S.A.

                            Banco de Espafia, Central de Anotaciones en Cuenta

Sri Lanka                   Central Depository System (Pvt) Limited

Sweden                      Vardepapperscentralen VPC AB
                            (Swedish Central Securities Depository)

Switzerland                 SegaIntersettle AG (SIS)

Taiwan - R.O.C.             Taiwan Securities Central Depository Co., Ltd.

Thailand                    Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour Ia Compensation et de Depots des Valeurs Mobilieres

Turkey                      Takas ye Saklama Bankasi A.S. (TAKASBANK)
                            Central Bank of Turkey

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                                 Eligible Securities Depositories

Ukraine                                 National Bank of Ukraine

United Kingdom                          Central Gilts Office and
                                        Central Moneymarkets Office

Venezuela                               Banco Central de Venezuela

Zambia                                  LuSE Central Shares Depository Limited
                                        Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C
                               MARKET INFORMATION

Publication/Type of Information                            Brief Description
-------------------------------                            -----------------
(Frequency)

The Guide to Custody in World Markets    An overview of safekeeping and settlement practices and
-------------------------------------    procedures in each market in which State Street Bank and
(annually)                               Trust Company offers custodial services.

Global Custody Network Review            Information relating to the operating history and structure
-----------------------------            of depositories and subcustodians located in the markets in
(annually)                               which State Street Bank and Trust Company offers custodial services, including transnational depositories.


Global Legal Survey                      With respect to each market in which State Street Bank and
-------------------                      Trust Company offers custodial services, opinions relating
(annually)                               to whether local law restricts (i) access of a fund's
                                         independent public accountants to books and records of a
                                         Foreign Sub-Custodian or Foreign Securities System, (ii) the
                                         Fund's ability to recover in the event of bankruptcy or
                                         insolvency of a Foreign Sub-Custodian or Foreign Securities
                                         System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                         System, and (iv) the ability of a foreign investor to
                                         convert cash and cash equivalents to U.S. dollars.


Subcustodian Agreements                  Copies of the subcustodian contracts State Street Bank and
-----------------------                  Trust Company has entered into with each subcustodian in the
(annually)                               markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.


Network Bulletins (weekly):              Developments of interest to investors in the markets in
                                         which State Street Bank and Trust Company offers custodial services.


Foreign Custody Advisories (as           With respect to markets in which State Street Bank and Trust
necessary):                              Company offers custodial services which exhibit special
                                         custody risks, developments which may impact State Street's ability to deliver expected levels of service.